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                                                                   EXHIBIT 23(A)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of Shawmut National Corporation of our report dated January 19, 1994 appearing on page F-3 of Shawmut National Corporation's Annual Report on Form 10-K for the year ended December 31, 1993. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse

PRICE WATERHOUSE

Hartford, Connecticut
April 22, 1994